Norman L. Frohreich
President and Chief Executive Officer
FullCircle Registry, Inc
161 Alpine Drive
Shelbyville, KY 40065-8878
Phone: (502) 410-4500 Fax: (502) 633-6163
Direct: 574-238-3699

Exhibit 99.1

FullCircle Registry Achieves profitability for the month of February 2012

March 15, 2012

Dear fellow FullCircle Registry Shareholders,

The Board of Directors of FullCircle Registry, Inc., is pleased to announce that FullCircle has achieved profitability in the month of February 2012. Major construction surrounding our Georgetown 14 Theatre created some challenges during 2011. With the construction finalized late last year, movie attendance has rebounded significantly. Georgetown 14 is currently on pace to have the best year in its history.

The following factors have contributed to profitability at our Georgetown 14 Theater:

1.

Strong leadership and management at FullCircle Entertainment, Inc.  Isaac Boutwell, CEO, Mitchell Bryson, COO and Todd Hill our General Manager have done a great job of minimizing expenses and overhead through the road construction period.

2.

Since road construction was completed in December 2011, we have seen a steady increase in ticket sales each month.  The increase in attendance and revenues at Georgetown is predominately due to the completion of the aforementioned construction with a very modern six-lane road accessing our Theater.  During the yearlong road construction several of the surrounding small businesses did not survive.

3.

In January we received funding of $790,000 to upgrade our remaining 12 screens to digital capability from 35 mm projection.  The term of the financing is for seven years at a 7% interest rate. This funding is predominately supported by the income received from the movie companies when we order a digital projection movie vs. a 35mm projection movie.  Additionally, the digital conversion allows us to realize savings in other areas such as freight, labor, and occasional film damage that may occur.

4.

In late January we converted the remaining 12 screens to digital projection. In February we were operational with all 14 digital screens, which allows the showing of 3D movies.

5.

To date, 2012 has provided many top quality films that have contributed to increased ticket sales.

2011 financial information:

FullCircle Registry, Inc. can now report unaudited financial information with $1,288,330 in revenues in 2011. Of course, this is subject to confirmation by our auditors.  Our financial information was submitted to our auditors in January 2012. We are in constant communication with our SEC auditors and attorneys to assure that they have all information on a timely basis.

Lafayette Square Mall:

The Lafayette Square Mall Development Group is reporting that Indianapolis is putting in a new four-acre international sports facility and will be spending approximately $80 million to upgrade the mall located directly across the street from Georgetown 14.  It is anticipated that property values will increase in the surrounding area because of this mall re-development.

Additional mergers:

We regularly receive inquiries about mergers and often have on going negotiations occurring.  Some of these companies do not meet the business model that we have developed.  It is important that we attempt to acquire profitable companies that are in a growing business (either by competitive advantage or in an industry that is in a growth sector).  These discussions take time as we probe their financial statements and background.  At the same time they need to fully understand their future investment in FullCircle.

Funding:

One of the most difficult issues in the implementation of our business plans is the availability of capital.  Additional funding would allow for a more rapid expansion of our business plan.

We have managed to maintain SEC compliance since the company’s beginning due to the great support from our shareholders.  It is fairly common knowledge that the cost of compliance has increased by over 500% since the Sarbanes-Oxley Bill was passed in 2002.

We continue to interview funding companies. In the last year we have worked with several funding firms and are finding it very difficult to acquire funding at reasonable rates. For the most part these companies require discounts of our market bid price. Our recent performance improvement should help us with those negotiations.

We will continue to leave no stone unturned in our search for capital.  Most of the programs with our subsidiaries require additional funds for us to engage in additional web pages, marketing materials, and other overheads and expenses needed to become operational. A poor national economy has also played a large part in the recent years causing many retail investment firms to sit on the sidelines creating difficulty for capital acquisition

We feel that our existing stockholders will help us continue the maintenance of our general SEC compliance expenses.

DWAC approval:

The Depository Trust Company has recently approved FullCircle Registry for inclusion in the FAST (Fast Automated Securities Transfer) program. The FAST system gives shareholders the ability to move shares electronically to their brokerage accounts using the DWAC (Deposit Withdrawal At Custodian) function through the company's transfer agent, Interwest Transfer Company, Inc.  This is a very important status in dealing with the brokerage houses and the approval elevates the respectability of our company.

Public Relations Firms:

We have recently been testing out various Public Relations firms with minor financial commitments and have achieved mixed success. At some point we hope to be able to settle into a long term relationship with the right company that is reasonable in cost, will accept restricted shares as the principal form of payment, and has a large audience of investors to help grow the company.

Going Forward

•

We are currently in negotiations with additional prospective acquisitions.  Target businesses are electronic medical records storage and access, senior assisted living hospitals, medical supplies and medical services companies and additional movie theaters with competitive advantages.  Of course we wish to continue our pursuit of insurance agency acquisitions, although those will require additional capital.

•

We will pursue additional funding to begin operations of our existing business plans with FullCircle Insurance Agency, Inc., and FullCircle Prescription Services, Inc.

•

We are pursuing adding additional revenue opportunities at our Georgetown 14 property by leasing some of our available space to small businesses such as a Subway store or other retail outlets.

•

We wish to add board members who are experts in our business ventures.

Because of the construction difficulties at Georgetown, we delayed our plans to bring in additional mergers until there was a clear understanding of the profit potential of Georgetown 14.  Once our March quarter financials are completed, we will then make the decision on additional mergers.  With the first two months results in 2012, it is anticipated that we will be able to start our merger progress again in the second quarter.

See us online at www.FullCircleRegistry.com

Using Berkshire Hathaway as one of the better models, we do not wish to increase overhead costs to operate and oversee businesses that we own and acquire. Instead, we will strive to place our resources into those purchased companies such that they remain as autonomous as possible and we will maintain minimal employee levels at our FullCircle offices.

In closing, we are pursuing every avenue to obtain funding and believe that having an adequate capital infusion will allow us to take FullCircle to the next level.   Our stock is available on the open OTC market under the symbol FLCR.

I have announced to everyone that I am always available by phone and I enjoy visiting with our stockholders. We are trying to collect email addresses from all our stockholders. Please send us your email address and we will send you our announcements the day they occur.

Sincerely,

/s/ Norman L. Frohreich

Norman L. Frohreich, President and CEO

Direct line: 574-238-3699

Forward-Looking Statements  This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements as to future operating results and plans that involve risks and uncertainties. We use words such as “expects”, “anticipates”, “believes”, “estimates”, the negative of these terms and similar expressions to identify forward looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by those projected in the forward-looking statements for any reason.

See us online at www.FullCircleRegistry.com